FS Investment Corporation III 8-K

Exhibit 10.2

EXECUTION COPY

SCHEDULE

to the

ISDA 2002 Master Agreement

dated as of August 25, 2014

(amended and restated as of June 28, 2019)

between

CITIBANK, N.A.,

a national banking association organized under the laws of the United States

(“Party A”)

and

CENTER CITY FUNDING LLC,

a limited liability company formed

under the laws of the State of Delaware

(“Party B”)

With effect from and after June 28, 2019 (the “Amendment Effective Date”), this Schedule to the ISDA 2002 Master Agreement (without the Credit Support Annex thereto) amends and restates the prior Schedule to the Master Agreement dated as of August 25, 2014 (without the Credit Support Annex thereto, the “Original Schedule”), which Original Schedule (with respect to the period from and after the Amendment Effective Date) is hereby superseded and shall be of no further force or effect. The Original Schedule, as amended and restated hereby, is the Schedule to the Master Agreement dated as of August 25, 2014 between Party A and Party B. Except as expressly provided in this amended and restated Schedule, said Master Agreement shall remain unchanged and in full force and effect. Any reference to the “Schedule” or words of similar import in said Master Agreement or any Confirmation exchanged thereunder shall be a reference to the Original Schedule, as amended and restated hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

Part 1

Termination Provisions

In this Agreement:

(a)	“Specified Entity” means:

(i)           in relation to Party A, for the purpose of Section 5(a)(v) of this Agreement, Citigroup Global Markets Limited, Citigroup Global Markets Inc., Citigroup Global Markets Commercial Corp., Citicorp Securities Services, Inc., Citibank Europe PLC, Citigroup Global Markets Deutschland AG, Citigroup Energy Inc., Citibank Japan Ltd., Citibank Canada, Citigroup Energy Canada ULC and Citigroup Financial Products Inc. (individually a “Section 5(a)(v) Affiliate”), and for all other purposes not applicable; and

(ii)           in relation to Party B, for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(v) of this Agreement, FS Investment Corporation III, a Maryland corporation (the “Party B Investor”).

(b)           “Specified Transaction” will have the meaning specified in Section 14 of this Agreement. For purposes of clause (c) of such definition, Specified Transaction includes any securities options, margin loans, short sales, and any other similar transaction now existing or hereafter entered into between Party A or any Section 5(a)(v) Affiliate, on the one hand, and Party B or any Specified Entity of Party B, on the other hand.

(c)           The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B; provided that, notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) therein if (a) the event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature; (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Local Business Days following the discovery of the error or failure.

For purposes of Section 5(a)(vi), the following provisions apply:

“Specified Indebtedness” shall have the meaning set forth in Section 14 of this Agreement; provided that Specified Indebtedness shall not include deposits received in the course of a party’s ordinary banking business.

“Threshold Amount” means

(i) with respect to Party A, 2% of the stockholders’ equity of Party A; and

(ii) with respect to Party B, the lesser of USD10,000,000 and 2% of the Net Asset Value of the Party B Investor;

including the U.S. Dollar equivalent on the date of any default, event of default or other similar condition or event of any obligation stated in any other currency.

For purposes of the above, stockholders’ equity shall be determined by reference to the relevant party’s most recent consolidated (quarterly, in the case of a U.S. organized party) balance sheet and shall include, in the case of a U.S. organized party, legal capital, paid-in capital, retained earnings and cumulative translation adjustments. Such balance sheet shall be prepared in accordance with accounting principles that are generally accepted in such party’s country of organization.

(d)           The “Credit Event Upon Merger” provisions of Section 5(b)(v) of this Agreement will apply to Party A and will apply to Party B (and to the Party B Investor).

(e)           The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B; provided, however, that with respect to a party, where the Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5), (6) or to the extent analogous thereto, (8) is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply to such party.

(f)           “Termination Currency” means United States Dollars.

(g)           “Additional Termination Event”: The following shall constitute Additional Termination Events (and Party B will be the sole Affected Party, and all Transactions will be Affected Transactions, with respect to each such Additional Termination Event):

(1)           Without Party A’s prior written consent, (x) the Party B Investor changes its jurisdiction of organization and/or organizational form from a corporation incorporated under the laws of the State of Maryland or (y) any amendment, supplement or other modification is made to the articles of incorporation or bylaws of the Party B Investor, in each case, to the extent such change, amendment, supplement or other modification has, or could reasonably be expected to have, a Material Adverse Effect.

(2)           Without Party A’s prior written consent, (x) Party B changes its jurisdiction of organization and/or organizational form from a limited liability company formed under the laws of the State of Delaware or (y) any amendment, supplement or other modification is made to the limited liability company agreement of Party B, in each case, to the extent such change, amendment, supplement or other modification has, or could reasonably be expected to have, a Material Adverse Effect.

(3)           The Party B Investor ceases to be the sole owner, beneficially and of record, of all of the equity ownership interests issued by Party B.

(4)           FS/KKR Advisor, LLC or any legal successor thereto (the “Manager”) ceases to be the manager of Party B or ceases to have authority to enter into transactions pursuant to this Agreement on behalf of Party B and shall not have been replaced by another person or entity as to which Party A has not made an objection, having a reasonable basis, in writing within 10 Business Days following notice.

(5)           The Party B Investor fails to maintain FS/KKR Advisor, LLC, or a successor thereto acceptable to Party A in its sole discretion (the “Investment Advisor”) as its sole investment adviser.

(6)           [Intentionally Omitted].

(7)           Party B fails to comply with its investment strategies and/or restrictions as in effect on the date hereof to the extent such non-compliance has, or could reasonably be expected to have, a Material Adverse Effect.

(8)           Party B incurs, assumes or otherwise becomes liable in respect of any Specified Indebtedness (other than any Specified Indebtedness arising under any Transaction hereunder).

(9)           The Party B Investor or Party B shall dissolve or liquidate.

(10)     There occurs any material change to or departure from a Fundamental Policy of the Party B Investor or Party B that relates to Party B’s performance of its obligations under this Agreement without the prior consent of Party A (which consent shall not be unreasonably withheld).

(11)     The Party B Investor violates Section 18, as modified by Section 61, of the 1940 Act.

(12)     The Party B Investor violates Section 55(a) of the 1940 Act.

(13)     The Party B Investor’s election to be subject to the provisions of Sections 55 through 65 of the 1940 Act pursuant to Section 54(a) of the 1940 Act is revoked by order of the Securities and Exchange Commission or is withdrawn by the Party B Investor pursuant to Section 54(c) of the 1940 Act.

Notwithstanding the foregoing, (i) a merger of the Party B Investor with or into FS KKR Capital Corp., FS Investment Corporation II, FS Investment Corporation IV or Corporate Capital Trust II (each a “Permitted BDC”) or other fundamental change transaction the result of which effectively combines the ownership and/or assets of the Party B Investor and one or more Permitted BDCs and (ii) any publicly announced other transaction or series of transactions, the result of which is that Party B is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (x) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (y) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, shall not constitute a Termination Event or an Additional Termination Event.

As used herein:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Fundamental Policy” means any policies of the Party B Investor that may not be changed without the vote of the owners of shares of common stock of the Party B Investor.

“Material Adverse Effect” means a material adverse effect on (a) the ability of Party B or its Credit Support Provider to perform any of its obligations under this Agreement or any Credit Support Document to which Party B or its Credit Support Provider is a party, (b) the rights of or benefits available to Party A under this Agreement or any Credit Support Document to which Party B or its Credit Support Provider is a party, (c) the authority of the Manager to act as Party B’s agent in entering into and confirming Transactions and in receiving notices to Party B under this Agreement or (d) whether any Transaction shall be consistent with the then-current and applicable investment policies, trading strategies and/or restrictions of Party B and the Party B Investor.

“Net Asset Value” means, in relation to the Party B Investor, its net asset value calculated in accordance with the requirements of the 1940 Act, and all applicable rules and regulations promulgated under the U.S. Federal securities laws, including Regulation S-X.

Part 2

Tax Representations

(a)            Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or documents under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)            Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

The following representations will apply to Party A:

It is a national banking association organized under the laws of the United States, and its U.S. taxpayer identification number is 13-5266470.

It is “exempt” within the meaning of Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

The following representations will apply to Party B:

Party B is a limited liability company organized under the laws of the State of Delaware.

Party B is a disregarded entity for U.S. Federal income tax purposes.

The Party B Investor is a corporation incorporated under the laws of the State of Maryland, and its U.S. taxpayer identification number is 90-0994912.

The Party B Investor is a regulated investment company for U.S. Federal income tax purposes.

Part 3

Agreement to Deliver Documents

For the purpose of Section 4(a) of this Agreement:

I. Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to Be delivered

Party A	An executed IRS Form W-9 (or any successor form) (together with any required attachments) with respect to Party A.	Upon execution and delivery of this Agreement; and promptly upon learning that any form previously provided by such party has become obsolete or incorrect.

Party B	An executed IRS Form W-9 (or any successor form) (together with any required attachments) with respect to the Party B Investor, indicating Party B as the disregarded entity name with respect to the Party B Investor.	Upon execution and delivery of this Agreement; and promptly upon learning that any form previously provided by such party has become obsolete or incorrect.

II. Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d)

Party A and Party B

Evidence reasonably satisfactory to the other party of the (i) authority of such party to enter into this Agreement and any Transactions and (ii) the authority and genuine signature of the individual signing this Agreement on behalf of such party to execute the same.

		Upon execution and delivery of this Agreement and, if requested by the other party, as soon as practicable after execution of any Confirmation of any other Transaction.	Yes
Party B

The annual report of the Party B Investor containing audited consolidated financial statements prepared in accordance with accounting principles that are generally accepted in the United States of America and certified by independent certified public accountants for each fiscal year.

As soon as available and in any event within 120 days (or as soon as practicable after becoming publicly available) after the end of each of the Party B Investor’s fiscal years.

Yes; provided that the phrase “is, as of the date of the information, true, accurate and complete in every material respect” in Section 3(d) shall be deleted and the phrase “fairly presents, in all material respects, the financial condition and results of operations as of their respective dates and for the respective periods covered thereby” shall be inserted in lieu thereof.

Party B

The unaudited consolidated financial statements, the consolidated balance sheet and related statements of income of the Party B Investor for each of the first three fiscal quarters of each fiscal year prepared in accordance with accounting principles that are generally accepted in the United States of America.

As soon as available and in any event within 60 days (or as soon as practicable after becoming publicly available) after the end of each of the Party B Investor’s fiscal quarters.

Yes; provided that the phrase “is, as of the date of the information, true, accurate and complete in every material respect” in Section 3(d) shall be deleted and the phrase “fairly presents, in all material respects, the financial condition and results of operations as of their respective dates and for the respective periods covered thereby” shall be inserted in lieu thereof.

Party B

Certified copies of (a) the articles of incorporation and bylaws of the Party B Investor; (b) the limited liability company agreement of Party B, (c) the Investment Management Agreement between Party B and the Manager, and (d) the Investment Advisory and Administrative Services Agreement dated December 20, 2013 between the Party B Investor and the Investment Advisor.

	Upon execution and delivery of this Agreement and as soon as practicable after any amendment, supplement or other modification of any thereof.	Yes

Party B

A confirmation, addressed to Party A, from the Investment Advisor to the effect that no advice given by Party A or its Affiliates shall form a primary basis for any investment advice provided by it relating to any Transaction under or in connection with this Agreement, that neither Party A nor any of its Affiliates is or shall be a fiduciary or advisor with respect to the Party B Investor or Party B and that no amounts paid or to be paid to Party A or its Affiliates are attributable to any advice provided by Party A or its Affiliates.

		Upon execution and delivery of this Agreement.	Yes
Party A and Party B	A duly executed copy of each of the Credit Support Documents specified in Part 4(f) of this Schedule.	Upon execution and delivery of this Agreement.	No
Party B	Such other documents that may be reasonably requested by Party A from time to time.	As per written request by Party A.	Yes

Part 4

Miscellaneous

(a)           Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:	Capital Markets Documentation Unit

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Director Derivatives Operations

Facsimile No.: 212-816-5550

(For all purposes)

Address for notices or communications to Party B:

Address:	Center City Funding LLC

c/o FS Investment Corporation III

201 Rouse Blvd.

Philadelphia, PA 19112

Attention: William Goebel

Phone: 215-220-4247

Fax: 215-339-1931

Email: Bill.Goebel@fsinvestments.com

(b)          Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

(c)          Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)          Multibranch Party. For the purpose of Section 10(b) of this Agreement:

Party A is a Multibranch Party and may enter into a Transaction through any of the following offices: New York, London, Singapore and Sydney.

Party B is not a Multibranch Party.

(e)          Calculation Agent. The Calculation Agent will be Party A unless otherwise specified in a Confirmation in reference to the relevant Transaction.

(f)           Credit Support Document.

(i)             In relation to Party A, the Credit Support Annex dated as of the date hereof and attached hereto between the parties hereto; and

(ii)            In relation to Party B, (1) the Credit Support Annex dated as of the date hereof and attached hereto between the parties hereto and (2) the Account Control Agreement referred to in said Credit Support Annex.

(g)           Credit Support Provider.

(i) In relation to Party A, none; and

(ii) In relation to Party B, none.

(h)           Governing Law. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

(i)            Jurisdiction. Section 13(b)(i) of this Agreement is hereby amended by deleting in line 2 of paragraph 2 the word “non-” and by deleting paragraph (iii) thereof. The following shall be added at the end of Section 13(b): “Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.”

(j)            “Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)           Absence of Litigation. For the purpose of Section 3(c), “Specified Entity” means in relation to Party A, any Affiliate of Party A, and in relation to Party B, each Specified Entity referred to in Part 1 of this Schedule.

(l)            No Agency. The provisions of Section 3(g) will apply to this Agreement.

(m)           Additional Representation will apply. Section 3(a) of this Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semi-colon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi) to (viii), as follows:

“(vi)        Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)           No Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(2)           Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(3)           Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(vii)         Eligible Contract Participant. At the time of each Transaction entered into under this Agreement, each of Party A and Party B represents to the other that it is an eligible contract participant as defined in Section 1a(18) of the U.S. Commodity Exchange Act (“CEA”) and CFTC Regulations promulgated thereunder (an “ECP”).

(viii)        ERISA. The assets that are used in connection with the execution, delivery and performance of this Agreement and the Transactions entered into pursuant hereto are not (i) the assets of an “employee benefit plan” (within the meaning of Section 3(3)) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or other plan subject to Title I of ERISA, (ii) a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets include “plan assets” by reason of Department of Labor regulation section 2510.3-101 (as modified by Section 3(42) of ERISA), or (iv) a governmental plan that is subject to any federal, state, or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.”

(n)           “Netting of Payments” Either party may notify the other in writing, not less than one Local Business Day in advance of one or more Scheduled Payment Dates, that with regard to payments due on that date, Multiple Transaction Payment Netting will apply; provided that no such notice shall be required with respect to any Transaction if the related Confirmation expressly provides that Multiple Transaction Payment Netting will apply. Except to the extent that such advance written notice shall have been given or as is specified in a related Confirmation, subparagraph Multiple Transaction Payment Netting will not apply for purposes of Section 2(c) of this Agreement.

Part 5

Other Provisions

(a)           Waiver of Right to Trial by Jury. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

(b)           Severability. Except as otherwise provided in Sections 5(b)(i) or 5(b)(ii) in the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(c)           Netting. In the event that any Terminated Transaction cannot be aggregated and netted against all other Terminated Transactions under Section 6(e) of this Agreement, such excluded Terminated Transactions shall be aggregated and netted amongst themselves to the fullest extent permitted by law.

(d)           Escrow Payments. If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case the deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by the irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. on the date it is deposited for any reason other than the intended recipients’ failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(e)           Recording of Conversations. Each party hereto consents to the recording of its telephone conversations relating to this Agreement or any potential Transaction.

(f)           Notification of Right To Segregate Independent Amounts. With respect to funds or other property provided to margin, guarantee or secure obligations for Uncleared Swaps entered into under this Agreement, to the extent mandated by the Dodd-Frank Act, Party B has the right to require segregation of such funds or other property (other than variation margin) at an independent third party custodian. This notification is deemed repeated each time Party B enters into an Uncleared Swap with Party A. For purposes of this paragraph, the term “Uncleared Swap” means a Transaction that is a “swap” as defined in the CEA section 1(a)(47) and CFTC regulation 1.3(xxx) that is not subject to the CFTC’s mandatory clearing requirement under CEA section 2(h) and CFTC regulations promulgated thereunder.

(g)           2002 Master Agreement Protocol. The parties agree that the definitions and provisions contained in Annexes 1 to 16 and Section 6 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. on 15th July 2003 are incorporated into and apply to this Agreement.

(h)            Additional Party B Representations. Section 3 of this Agreement is hereby amended by the addition of the following representations (which shall be made solely by Party B to Party A):

(h)           Compliance with Investment Policies. The execution, delivery, and performance by Party B of this Agreement and each Confirmation does not conflict with or violate the investment policies, trading strategies and/or restrictions of the Party B Investor as set forth in the offering and organizational documents, in each case as in effect from time to time, of the Party B Investor.

(i)           Manager Authorized as Agent. The Manager is duly authorized to act as Party B’s agent in entering into and confirming Transactions and receiving notices to Party B under this Agreement, and the Manager’s entering into or confirmation of any Transaction shall be sufficient to bind Party B, with the result that Party B’s signature shall not be required on any Confirmation.

(j)           Compliance with 1940 Act. The Party B Investor has elected to be subject to the provisions of Sections 55 through 65 of the 1940 Act pursuant to Section 54(a) of the 1940 Act. Party B will enter into any Transaction in compliance with its investment policies; the execution of this Agreement by Party B, the entry by Party B into any Transaction hereunder, and the performance of its obligations hereunder and under each Transaction, will not result in a violation by the Party B Investor of any provision of the 1940 Act applicable to business development companies. The Party B Investor has disclosed in its prospectus or other offering documents that it may enter into transactions of the type contemplated by this Agreement, to the extent required by applicable laws and regulations. The Board of Directors of the Party B Investor, or its equivalent, has given all necessary approvals for the Party B Investor (either directly or through a subsidiary) to enter into this Agreement and any Transaction. The Party B Investor is not a person of which Party A is an “affiliated person”, or an affiliated person of an affiliated person, within the meaning of Section 2(a)(3) of the 1940 Act.

(k)           Assets of Party B. All of the assets of Party B are available to satisfy the obligations of Party B under this Agreement.

(l)           Obligations Pari Passu. The obligations of Party B to Party A under this Agreement rank at least pari passu with all other senior unsecured indebtedness of Party B.

Party B covenants that (i) it will not take any action during the term of any Transaction that would render any of the representations and warranties in this Part 5(h) untrue and (ii) it will take all necessary action during the term of each Transaction to cause such representations and warranties to continue at all times to be true.

(i)            Manager Representations. The following representations shall be made by the Manager in accordance with Section 3 of this Agreement as if the Manager was a party to this Agreement:

“(i) Manager Representations. The Manager represents and warrants to Party A (x) that it is duly authorized to act as Party B’s agent in entering into and confirming Transactions and in receiving notices to Party B under this Agreement, and (y) that any Transaction shall be entered into in accordance with the applicable investment policies, trading strategies and/or restrictions of Party B and the Party B Investor as are then in effect.

(ii) No Investment Advice from Party A. The Manager represents and agrees that no advice given by Party A or its Affiliates shall form a primary basis for any decision by or on behalf of the Manager relating to any Transaction under or in connection with this Agreement, that neither Party A nor any of its Affiliates is or shall be a fiduciary or advisor with respect to the Manager or Party B and that no amounts paid or to be paid to Party A or its Affiliates are attributable to any advice provided by Party A or its Affiliates.”

(j)           Additional Party B Covenant. For purposes of Section 4 of this Agreement, the following shall be added immediately following paragraph (e) thereof:

“(f) Notification Requirements. Party B shall notify Party A in writing immediately upon the occurrence of any of the following: (i) any Additional Termination Event in relation to Party B, (ii) a material change in the investment policies of Party B or the Party B Investor as they relate to derivatives transactions, borrowing, leverage or other matters arising under Section 18 of the 1940 Act (as modified by Section 61 of the 1940 Act) and Section 55(a) of the 1940 Act; (iii) the entry by Party B, the Party B Investor or the Manager into an agreement that would result in the merger, change in control or reorganization of Party B, the Party B Investor or the Manager; (iv) Party B or the Party B Investor or the Manager becomes aware of the commencement of litigation or regulatory action against Party B, the Party B Investor or the Manager that has, or could reasonably be expected to have, a Material Adverse Effect; or (v) the independent public accountant of the Party B Investor resigns, is dismissed, or issues a report on the Party B Investor’s financial statements that contains an adverse opinion or disclaimer of opinion, or issues an opinion that is qualified or modified as to uncertainty, audit scope or audit principles.”

(k)           Confirmation Procedures. Except as otherwise expressly provided in a Confirmation with respect to a Transaction, for each Transaction that Party A and Party B enter hereunder, Party A shall promptly send to Party B a Confirmation setting forth the terms of such Transaction. Party B shall promptly execute and return the Confirmation to Party A or request correction of any error. Failure of Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation and acceptance of such terms.

(l)            Recourse Limited to Party B. Notwithstanding anything to the contrary contained in this Agreement, the Schedule or any Confirmation or other document issued or delivered in connection with any Transaction entered into under this Agreement, any amounts owed or liabilities incurred by Party B hereunder or in respect of any Transaction entered into under this Agreement, shall be satisfied solely from the assets of Party B and no recourse whether by set-off or otherwise, shall be had to the assets of the Manager or any director, officer or employee or partner of Party B or the Manager or any of their Affiliates, except that the foregoing will not limit service of process on Party B by delivery of notice on its behalf to Party B.

(m)          Limitation on Damages. No party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits; provided that the foregoing shall not limit any party’s obligation to make any amount otherwise payable in accordance with the express provisions of this Agreement.

(n)           Foreign Account Tax Compliance Act. The parties agree that the definitions and provisions contained in the ISDA 2012 FATCA Protocol as published by the International Swaps and Derivatives Association, Inc. on August 15, 2012, are incorporated into and apply to this Agreement as if set forth in full herein.

(o)           ISDA HIRE Act Protocols. The parties agree that solely as between Party A and Party B, the definitions and provisions contained in the (x) Attachment to the ISDA 2010 Short Form HIRE Act Protocol published by the International Swaps and Derivatives Association, Inc. on November 30, 2010 (“Short Form Protocol Attachment”) and (y) 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015, will be deemed to be incorporated herein, mutatis mutandis, as though such definitions and provisions were set out in full herein, with any such conforming changes as are necessary to deal with what would otherwise be inappropriate or incorrect cross references. The parties further agree that the Implementation Date (as such term is defined in the Short Form Protocol Attachment) shall be the date of execution of this Agreement.

(p)           ISDA 2018 U.S. Resolution Stay Protocol. The parties agree that the definitions and provisions contained in the ISDA 2018 U.S. Resolution Stay Protocol and Attachment thereto (“U.S. Stay Protocol”) as published by the International Swaps and Derivatives Association, Inc. on July 31, 2018 are hereby incorporated into and apply to this Agreement as if set forth in full in this Schedule. For these purposes, the following terms as used in the U.S. Stay Protocol shall have the following meanings: “Regulated Entity” shall mean Party A and “Protocol Covered Agreement” or “Covered Agreement”, as applicable, shall mean this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIBANK, N.A.		CENTER CITY FUNDING LLC

By:	/s/ Natalie Mino	By:	/s/ William Goebel
	Name: Natalie Mino		Name: William Goebel
	Title: Vice President		Title: Chief Financial Officer

FS INVESTMENT CORPORATION III, in its individual capacity in respect of the representations made by the Manager in Part 5(i) of this Schedule.

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Financial Officer

Date: 6/28/2019

ISDA Master Schedule